UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2011

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2011, we entered in to new employment agreements, or Employment Agreements, with each of the following executive officers: Fletcher McCusker, our chief executive officer, Craig Norris, our chief operating officer, Michael Deitch, our chief financial officer and Fred Furman, our executive vice president and general counsel, all of whom were named in our summary compensation table for the fiscal year ended December 31, 2009 (referred to as our Named Executive Officers) included in our proxy statement filed with the Securities and Exchange Commission on April 22, 2010. The following description of the Employment Agreements is qualified in its entirety by reference to copies of the Employment Agreements, attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, and incorporated herein by reference.

When entering in to the Employment Agreements, the Committee reviewed the advice of a compensation consultant and outside legal counsel regarding market practices for employment agreements. The Employment Agreements are three year agreements with no automatic renewal. The Employment Agreements continue to provide for compensation for each executive officer, term life insurance, restrictive covenants and severance in the event of termination of employment under certain circumstance as well as a payment in the event of a change in control (discussed in further detail below).

Under the Employment Agreements, the annual base salary for each of Messrs. McCusker, Norris, Deitch and Furman was set at $770,000, $462,000, $407,000 and $407,000, respectively. The annual base salary paid to each Named Executive Officer will be reviewed at least annually by the Board and the Committee or other applicable committee of the Board in accordance with our compensation polices and guidelines then in effect, and may be modified as a result of such review at the sole discretion of the Board and/or the Committee. In addition to an annual base salary during the term of the Employment Agreements, each Named Executive Officer is eligible to participate in any bonus plans or incentive compensation programs, if any, as may be in effect from time to time, at a level consistent with his position and with our then current policies and practices.

We will maintain term life insurance on the life of each executive for a period of five years. Each of the executive officers has the absolute right to designate the beneficiaries under their respective policy. We will pay the premiums for the shorter of (i) the period of five years commencing on the later of (a) the date of the respective executive’s employment agreement or (b) the date the insurance goes into effect or (ii) until the executive officer’s death or upon the executive officer terminating employment with us, at which time the policy would lapse or the executive officer would have the option to take over the policy.

The agreements contain restrictive covenants providing for the employee’s non-competition, non-solicitation/non-piracy and non-disclosure. The term of the non-competition and non-solicitation covenants is for a period that includes the term of the Employment Agreement, and for a period of 18 months after the Employment Agreement is terminated for any reason.

Each Named Executive Officer is eligible to receive a severance benefit in the event the executive is terminated by us without Cause, or by the executive for Good Reason (each as defined in the Employment Agreements), or if the Employment Agreement is not extended or a new employment agreement is not entered in to upon the expiration of the Employment Agreement. The severance benefit to which the executive will be entitled following such termination is equal to one and one half times the executive officer’s base salary then in effect payable by us on the 60th day following the termination of the executive, or Payment Date; provided that prior to the Payment Date the executive executes a general release in favor of us and that on or prior to the Payment Date such general release is not revoked and the executive is not in material breach of the Employment Agreement (as more fully described in the Employment Agreements).

Certain payment provisions of the Employment Agreements with our Named Executive Officers are also triggered by a change in control and an ensuing negative employment event as described below. Under the Employment Agreements, a change in control refers to an event or events, in which:

•

any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than (i) us or our subsidiaries, (ii) any fiduciary holding securities under our employee benefit plan or our subsidiaries, or (iii) any company owned by our stockholders), is or becomes the “beneficial owner” of 25% or more of our voting outstanding securities;

•

we consummate (i) certain mergers or consolidations as more specifically described in the Employment Agreements, (ii) our complete liquidation or (iii) the sale or disposition of all or substantially all of our assets; or

•	a majority of our directors are replaced in certain circumstances during any period of two consecutive years.

If a change in control of our company occurs during the term of the Employment Agreements, and prior to the 24 month anniversary of the consummation date of the change in control, we terminate the executive’s employment without Cause or the executive terminates his employment for Good Reason (in lieu of any other amounts payable under the Employment Agreements), Mr. McCusker is entitled to receive a lump sum payment equal to $1.00 less than three times his average annual W-2 compensation from us for the most recent five taxable years ending before the date on which the change in control occurs. Our Employment Agreements with each of Messrs. Norris, Deitch and Furman provide that the executive would receive a lump sum payment equal to two times the average of his annual W-2 compensation from us for the most recent five taxable years ending before the date on which the change in control occurs. The lump sum payment will be paid to the Named Executive Officer within ten days of the executive’s termination of employment following the change in control.

If the sum of any lump sum payments due to a Named Executive Officer would constitute an “excess parachute payment” (as defined in Section 280G of the Code), then such lump sum payment or other benefit due to a Named Executive Officer will be reduced to the largest amount that will not result in receipt by the Named Executive Officer of a parachute payment.

All other provisions of the Employment Agreements remained substantially the same as those provided for in the previous agreements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated March 22, 2011 between The Providence Service Corporation and Fletcher Jay McCusker.

10.2	Employment Agreement dated March 22, 2011 between The Providence Service Corporation and Craig A. Norris.

10.3	Employment Agreement dated March 22, 2011 between The Providence Service Corporation and Michael N. Deitch.

10.4	Employment Agreement dated March 22, 2011 between The Providence Service Corporation and Fred D. Furman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: March 28, 2011	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer